EXHIBIT 2.1

                             MEMORANDUM OF AGREEMENT

     THIS AGREEMENT is entered into as of October 30, 2002, by and between CHAMPION TRAILER, INC. ("Champion"), on the one hand, and TIMOTHY S. DURHAM and TERRY G. WHITESELL, on the other hand.

                                    RECITALS

1. OBSIDIAN ENTERPRISES, INC., a Delaware corporation ("Obsidian") is the parent of Champion.

2. Champion and Obsidian are parties to litigation brought by Markpoint Equity Growth Fund IV ("Markpoint") on April 29, 2002 (the "Pending Litigation") pursuant to which Markpoint seeks to collect subordinated debt which Markpoint asserts is owed to it by Champion and guaranteed by Obsidian.

3.   Markpoint,  Champion  and  Obsidian  have  agreed  to  settle  the  Pending
     Litigation: (i) by Champion paying Markpoint $675,000 in cash and Obsidian issuing to Markpoint 32,143 shares of Obsidian Series D Preferred Stock (the "Settlement Shares") and agreeing to repurchase the Settlement Shares for $675,000 if the Settlement Shares do not have an aggregate trading value of at least $675,000 during a specified period; and (ii) by Markpoint releasing all claims against Obsidian and all claims against, or interest in, Champion.

4. Messrs. Durham and Whitesell have agreed to cause an entity to be designated by them (the "Purchaser") to purchase all of the assets of Champion and assume all its liabilities (other than those to Markpoint) subject to the closing of the settlement described in Recital 3.

                                    AGREEMENT

     NOW, THEREFORE, for and in consideration of these mutual promises and undertakings of the parties, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

     Agreement to Purchase Assets and Assume Liabilities. Subject to the terms and conditions of this Agreement:

     Purchaser agrees to purchase and Champion agrees to sell, transfer and assign to Purchaser all of the assets of Champion (the "Assets"); and

     Purchaser agrees to assume all the liabilities of Champion other than the liabilities to Markpoint (with that exclusion, the "Liabilities").

     Excluded   Liabilities.   Notwithstanding   any  other  provision  of  this
Agreement, the Purchaser shall not assume any liabilities of any sort to Markpoint.

     Closing. The purchase and sale of the Shares pursuant to this Agreement shall take place on the business day following final settlement of the Pending Litigation, or at such other time and place as Champion and Purchaser mutually agree upon (which time and place shall be designated the "Closing"). At the Closing, Champion shall deliver to Purchaser instruments conveying the Assets, Champion and Purchaser shall execute an agreement whereby Purchaser agrees to assume the Liabilities and the Purchaser shall pay to Champion the purchase price of One Dollar ($1.00).

     Representations and Warranties of Seller. As of the Closing date, Champion hereby represents and warrants to the Purchaser that:

     Authorization. This Agreement has been duly executed and delivered by Champion and is a valid and binding obligation of Champion, enforceable in accordance with its terms, subject to the effect, if any, of applicable federal and state bankruptcy, reorganization, insolvency, liquidation, readjustment of debt, moratorium or other similar laws generally affecting the enforcement of creditors' rights or remedies and limitations on the availability of certain equitable remedies and the application of usual equitable principles when equitable remedies are sought.

     Powers. Champion has all requisite power and authority to enter into this Agreement, to sell, transfer, assign and deliver the Shares and to carry out and perform his obligations under the terms of this Agreement.

     Validity of Agreement. There are no actions, proceedings or investigations pending nor, to the best of Seller's knowledge, is any such action, proceeding or investigation threatened, which would challenge the validity of this Agreement or the validity of the transfer of the Assets.

     Consents. As of the Closing all consents necessary to transfer the Assets to the Purchaser and for the Purchaser to assume the Liabilities shall have been obtained.

     Changes. Except as set forth in Schedule 3(e) previously furnished to Purchaser, since July 31, 2002, and until the Closing there will not be (except with the prior written consent of the Purchaser):

     Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, operations, financial conditions, properties or assets of Champion;

     Any waiver or compromise by Champion of a valuable right or of a material debt owed to it;

     Any loans made by Champion to any officer, director or employee other than travel advances made in the ordinary course of business;

     Any increases in the compensation of any of Champion's officers, directors or employees;

     Any declaration or payment of any dividend or other distribution by Champion in respect of, or any direct or indirect retirement, redemption, repurchase or other acquisition by Champion of, any shares except as provided for and contemplated by this Agreement; and

     Any agreement or commitment by Champion to do any of the things described in this Section 4.

     Representations and Warranties of Purchaser. As of the Closing date, Purchaser represents and warrants to Champion that:

     Authorization. This Agreement has been duly executed and delivered by Messrs. Durham and Whitesell and is a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to the effect, if any, of applicable federal and state bankruptcy, reorganization, insolvency, liquidation, readjustment of debt, moratorium or other similar laws generally affecting the enforcement of creditors' rights or remedies and limitations on the availability of certain equitable remedies and the application of usual equitable principles when equitable remedies are sought.

     Conditions of Purchaser's Obligation to Close. The obligations of Purchaser under this Agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions:

     Pending Litigation. The Pending Litigation shall have been finally settled and all obligations of Champion to Markpoint shall have been released.

     Representations   and  Warranties.   The   representations  and  warranties
contained in Section 4 hereof shall be true on and as of the Closing.

     Performance. Champion shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it on or before the Closing.

     Corporate Action, etc. All corporate action and other proceedings contemplated by this Agreement shall be completed in a manner satisfactory to Purchaser's counsel.

     Preservation of Business. Until the Closing, Champion will use its best efforts to keep the business and properties of Champion substantially intact, including its present operations, physical facilities, working conditions and relationships with lessors, licensors, suppliers, customers and employees. Champion agrees not to engage in any practice, take any action, or enter into any transaction except in the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency). Without limiting the generality of the foregoing, Champion will not borrow any funds except with the prior written consent of Purchaser.

     Termination. The Purchaser shall have the right to terminate this Agreement if the conditions set forth in Section 6 are not satisfied on or before December 31, 2002.

     Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the entire agreement between the parties hereto relating to the subject matter hereof, and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein and therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     Fees, Costs and Expenses. The parties recognize and agree that each shall be solely and exclusively responsible for all costs, fees and expenses (including attorneys' fees) incurred by him or on his behalf, in connection with the sale and purchase of the Shares pursuant to this Agreement.

     Governing Law; Construction of Agreement. This Agreement shall be governed by and construed under the laws of State of Indiana.

     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Titles and Subtitles. The titles and subtitles in this Agreement are for convenience only and are not to be considered in construing this Agreement.

     Survival of Warranties. The warranties and representations of Champion and the Purchaser contained in this Agreement shall survive the Closing.

     Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be construed to the extent necessary to comply with applicable law, and this Agreement shall then be enforced in accordance with its terms.

     Amendment of Agreement. Any provision of this Agreement may be amended or waived by a written instrument signed by the parties hereto.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the date set forth above.

CHAMPION TRAILER, INC.

By: /s/ Marcus C. Kennedy       /s/ Timothy S. Durham
   -----------------------      --------------------------
Tite: President and CEO         Timothy S. Durham

                                /s/ Terry G. Whitesell
                                --------------------------
                               Terry G. Whitesell